Exhibit 99.1

Stronghold Announces Fourth Quarter 2022 Operations and Financial Update and
Provides Updates on Key Business Initiatives

NEW YORK, March 22, 2023 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, or the “Company”) provided the following updates regarding its operations and financial performance:

Fourth Quarter 2022 Financial Performance

Stronghold generated an estimated $23 million of revenue, an estimated $48 million of net loss, and an estimated $5 million of adjusted EBITDA (see reconciliation of non-GAAP financial measures) during the fourth quarter of 2022. Revenue comprised an estimated $14 million from the sale of energy, an estimated $8 million from cryptocurrency mining, and an estimated $1 million from capacity sales during the quarter. The preliminary results are unaudited. The period featured two extremes: record high PJM power prices in December and record low Bitcoin hash price in November. The Company believes that Stronghold’s vertically integrated business model, combining power generation and Bitcoin mining, demonstrated its value and flexibility when the Company curtailed its Bitcoin mining operations fully in order to deliver power to the PJM Interconnection LLC (“PJM”) grid during the PJM emergency declaration from December 23, 2022 through December 25, 2022. Stronghold remains committed to supporting the PJM grid, which the Company believes is also aligned with maximizing shareholder value.

Cost of Power

In the fourth quarter of 2022 and early 2023, Stronghold began to realize the benefits of the investments that were made at the Company’s wholly owned power generation facilities located (i) in Scrubgrass Township, Venango County, Pennsylvania (the “Scrubgrass Plant”) and (ii) near Nesquehoning, Pennsylvania (the “Panther Creek Plant”). The Company continues to believe that it will achieve a net cost of power of $45-50 per megawatt hour in the first quarter of 2023.

Sales of Beneficial Use Ash

In 2022, Stronghold realized a benefit of approximately $300,000 from selling its beneficial use ash, a byproduct of the Company’s coal-refuse-to-energy process, primarily from the Panther Creek Plant. This benefit comprises revenue and avoided disposal costs. The Company now expects to grow its ash sale business and realize a benefit of at least $1 million during 2023, which the Company believes will be incrementally beneficial to the Company’s efforts to reduce its net cost of power.

MinerVa Update

As of March 21, 2023, MinerVa Semiconductor Corp. (“MinerVa”) has fulfilled approximately 85% of the order purchased pursuant to the Equipment Purchase Agreement, dated April 2, 2021. The Company has received cash refunds, MinerVa miners, and other leading third-party manufactured miners from MinerVa, leaving approximately 230 petahash per second, or approximately 2,300 miners, remaining to be delivered to Stronghold. Additionally, as a result of various operational and engineering efforts, the Company believes that the miners received from MinerVa are now performing largely in line with manufacturer specifications.

Recent Events and Exposures

The Company has had no direct exposure to Celsius Network LLC, First Republic Bank, FTX Trading Ltd., Signature Bank, Silicon Valley Bank, or Silvergate Capital Corporation and continues to vigilantly manage its exposure to counterparties exposed to the cryptocurrency and technology sectors.

Use and Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Adjusted EBITDA, as a measure of our operating performance. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of one-time transaction costs, impairment of digital currencies, realized gains and losses on the sale of long-term assets, expenses related to stock-based compensation, gains or losses on derivative contracts, gain on extinguishment of debt, realized gain or loss on sale of digital currencies, waste coal credits, commission on sale of ash, or changes in fair value of warrant liabilities in the period presented. See reconciliation below.

Our board of directors and management team use Adjusted EBITDA to assess our financial performance because they believe it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation, amortization, impairment, and realized gains and losses on sale of long-term assets) and other items (such as one-time transaction costs, expenses related to stock-based compensation, and unrealized gains and losses on derivative contracts) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP and should be read in conjunction with the financial statements contained in our filings with the Securities and Exchange Commission. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Preliminary Non-GAAP Reconciliations:

A reconciliation of the Company’s net earnings (loss), the closest GAAP measure, to adjusted EBITDA is presented in the following table:

(in millions)	Three months ended December 31, 2022
Net Loss (GAAP)	$(48.0)
Plus:
Interest expense	3.1
Depreciation and amortization	10.0
Impairment on miner assets	24.3
Impairments on equipment deposits	5.1
Impairments on digital currencies	0.2
Loss on debt extinguishment	7.7
Stock-based compensation	4.8
Non-recurring expenses	0.5
Loss on disposal of fixed assets	0.3
Realized gain on sale of digital currencies	(0.2)
Changes in fair value of warrant liabilities	(2.9)
Adjusted EBITDA (Non-GAAP)	$4.8

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Investor Contact:

Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com

Forward Looking Statements:

The information, financial projections and other estimates contained herein contain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the anticipated performance of the Company and its assets. Such  projections and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company concerning the future performance of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements and information included herein. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Forward-looking statements may include statements about various risks and uncertainties, including those described under the heading "Risk Factors" as detailed from time to time in Stronghold’s reports filed with the SEC, including Stronghold’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. Such risk and uncertainties are not exclusive. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Additionally, descriptions herein of market conditions and opportunities are presented for informational purposes only; there can be no assurance that such conditions will actually occur or result in positive returns. Recipients of this communication should make their own investigations and evaluations of any information referenced herein.

Further, the estimated results, including non-GAAP measures, are based on preliminary information as of the date of this press release and are subject to change following completion of the year-end review process for the year ended December 31, 2022, and the potential impact of other developments arising between the date of this press release and the time such financial results are finalized. These estimates should not be relied upon as fact or as an accurate representation of future results, and their presentation is not intended to represent the actual results. Actual results remain subject to the completion of management’s final reviews and our other financial closing procedures.